UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 29, 2016, five wholly owned subsidiaries (collectively, the “Borrower”) of Farmland Partners Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of Farmland Partners Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Metropolitan Life Insurance Company (“MetLife”), which provides a total of $127.0 million of term loans, comprised of (i) a $90 million term loan (“Term Loan 1”), (ii) a $21.0 million term loan (“Term Loan 2”) and (iii) a $16.0 million term loan (“Term Loan 3” and, together with Term Loan 1 and Term Loan 2, the “Term Loans”). The proceeds of the Terms Loans will be used to repay existing debt (including amounts outstanding under the existing term loan agreement with MSD FPI Partners, LLC (the “MSD Bridge Loan Agreement”) described under Item 1.02 hereof), to acquire additional properties and for general corporate purposes. Each Term Loan matures on March 29, 2026 and is secured by first lien mortgages on certain of the Company’s properties.

Interest on Term Loan 1 is payable in cash semi-annually and accrues at a floating rate that will be adjusted quarterly to a rate per annum equal to the greater of (a) the three-month LIBOR plus an initial floating rate spread of 1.750%, which may be adjusted by MetLife on each of March 29, 2019, March 29, 2022 and March 29, 2025 to an interest rate consistent with interest rates quoted by MetLife for substantially similar loans secured by real estate substantially similar to the Company’s properties securing Term Loan 1 or (b) 2.000% per annum. Term Loan 1 will initially bear interest at a rate of 2.38% per annum until June 29, 2016. Subject to certain conditions, the Borrower may at any time during the term of Term Loan 1 elect to have all or any portion of the unpaid balance of Term Loan 1 bear interest at a fixed rate that is initially established by the lender in its sole discretion that may be adjusted from time to time to an interest rate consistent with interest rates quoted by MetLife for substantially similar loans secured by real estate substantially similar to the Company’s properties securing Term Loan 1. On any floating rate adjustment date, the Borrower may prepay any portion of Term Loan 1 that is not subject to a fixed rate without penalty.

Interest on Term Loan 2 and Term Loan 3 is payable in cash semi-annually and accrues at an initial rate of 2.66% per annum, which may be adjusted by MetLife on each of March 29, 2019, March 29, 2022 and March 29, 2025 to an interest rate consistent with interest rates quoted by MetLife for substantially similar loans secured by real estate substantially similar to the Company’s properties securing Term Loan 2 and Term Loan 3.

Subject to certain conditions, amounts outstanding under Term Loan 2 and Term Loan 3, as well as any amounts outstanding under Term Loan 1 that are subject to a fixed interest rate, may be prepaid without penalty up to 20% of the original principal amounts of such loans per year or in connection with any rate adjustments. Any other prepayments under the Term Loans generally are subject to a minimum prepayment premium of 1.00%.

In connection with the Term Loans, on March 29, 2016, the Company and the Operating Partnership each entered into a separate guaranty (the “Guaranties”) whereby the Company and the Operating Partnership jointly and severally agreed to unconditionally guarantee all of the Borrower’s obligations under the Loan Agreement.

The Loan Agreement contains a number of customary affirmative and negative covenants, including the requirement to maintain loan to value ratio of no greater than 60%. The Guaranties also contain a number of customary affirmative and negative covenants.

The Loan Agreement includes certain customary events of default, including a cross-default provision related to other outstanding indebtedness of the Borrower, the Company and the Operating Partnership, the occurrence of which, after any applicable cure period, would permit MetLife, among other things, to accelerate payment of all amounts outstanding under the Term Loans and to exercise its remedies with respect to the pledged collateral, including foreclosure and sale of the Company’s properties that secure the Term Loans.

Item 1.02             Termination of a Material Definitive Agreement.

On March 29, 2016, in connection with the Loan Agreement described under Item 1.01 above, the Company terminated, and repaid all amounts outstanding under, the MSD Bridge Loan Agreement, dated as of February 29, 2016, by and among two wholly owned subsidiaries of the Operating Partnership and MSD FPI Partners, LLC. The Company did not incur any early termination penalties in connection with this termination other than customary LIBOR Breakage costs. The material terms of the MSD Bridge Loan Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2016 (the “Form 8-K”), and are incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2016, the Company’s Board of Directors (the “Board”) appointed John C. Conrad as a member of the Board in satisfaction of certain of the Company’s obligations under the previously disclosed Security Holders Agreement, dated as of March 2, 2016, as described in the Form 8-K .  Pursuant to the Security Holders Agreement, Gerald R. Forsythe, in his capacity as the representative of the sellers in the previously disclosed acquisition described in the 8-K, designated Mr. Conrad as the security holder nominee. Mr. Conrad’s appointment fills the vacancy created by the previously announced resignation of Michael N. Christodolou.

As an independent member of the Board, Mr. Conrad will be entitled to certain compensation that all of the Company’s independent directors receive, including an annual retainer of $30,000, certain meeting fees and reimbursement for reasonable out-of-pocket expenses incurred in attending Board meetings. The Company entered into an indemnification agreement with Mr. Conrad in connection with his appointment to the Board, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. There are no related-party transactions in which Mr. Conrad has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: March 31, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer